EXHIBIT 21.1
LIST OF SUBSIDIARIES OF TAPESTRY, INC.

Entity Name	Jurisdiction of Formation
504-514 West 34th Street Corp.	United States
B.B. SAS	France
Coach (US) Partnership, LLC	United States
Coach Brasil Participações Ltda	Brazil
Coach Consulting Dongguan Co. Ltd.	China
Coach Holdings Partnership (UK) LP	United Kingdom
Coach Hong Kong Limited	Hong Kong SAR, China
Coach International Holdings, Sàrl	Luxembourg
Coach International Limited	Hong Kong SAR, China
Coach International UK Holdings Limited	United Kingdom
Coach IP Holdings LLC	United States
Coach Italy S.r.l.	Italy
Coach Japan Investments, LLC	United States
Coach Korea Limited	Korea, Republic Of
Coach Leatherware (Thailand) Ltd.	Thailand
Coach Leatherware India Private Limited	India
Coach Legacy Yards Lender LLC	United States
Coach Legacy Yards LLC	United States
Coach Luxembourg Financing S.a.r.l	Luxembourg
Coach Malaysia SDN. BHD.	Malaysia
Coach Management (Shanghai) Co., Ltd.	China
Coach Manufacturing Limited	Hong Kong SAR, China
Coach Netherlands B.V.	Netherlands
Coach New Zealand	New Zealand
Coach Operations Singapore Pte. Ltd.	Singapore
Coach Services, Inc.	United States
Coach Shanghai Limited	China
Coach Singapore Pte. Ltd.	Singapore
Coach Spain, S.L.	Spain
Coach Stores Australia PTY LTD	Australia
Coach Stores Austria GmbH	Austria
Coach Stores Belgium	Belgium
Coach Stores Canada Corporation	Canada
Coach Stores France SARL	France
Coach Stores Germany GmbH	Germany
Coach Stores Ireland Limited	Ireland
Coach Stores Limited	United Kingdom
Coach Stores Puerto Rico, Inc.	United States
Coach Stores Switzerland GmbH	Switzerland
Coach Stores, Unipessoal LDA	Portugal
Coach Thailand Holdings, LLC	United States
Coach Vietnam Company Limited	Vietnam
Creaciones S.W., S.A.	Spain

Fifth & Pacific Companies Canada Inc	Canada
Fifth & Pacific Companies Cosmetics, Inc.	United States
Fifth & Pacific Companies Foreign Holdings, LLC	United States
FNP Holdings, LLC	United States
Hope Diamon, S.L.	Spain
IP Holdings 2017 LLC	United States
Juicy Couture, Inc.	United States
Karucci LLC	United States
Kate Spade & Company International Limited	Hong Kong SAR, China
Kate Spade Holdings, LLC	United States
17052011 Limited	Hong Kong SAR, China
Kate Spade LLC	United States
Kate Spade Macau Limited	Macao SAR, China
Kate Spade Puerto Rico, LLC	United States
Kate Spade Retail Hong Kong Limited	Hong Kong SAR, China
Kate Spade UK Ltd.	United Kingdom
KS China Co., Ltd.	Hong Kong SAR, China
KS HMT Co., Limited	Hong Kong SAR, China
Liz Foreign B.V.	Netherlands
Lizzy Mae LLC	United States
MFE Limited	Hong Kong SAR, China
Mocaroni, S.L.	Spain
Preparaciones y Moldeados, SL	Spain
Shanghai Kate Spade Trading Co., Ltd.	China
Shoe Heaven, S.L.	Spain
Shoes By Stuart, S.L.U.	Spain
Stuart Weitzman International UK Holdings Limited	United Kingdom
Stuart Weitzman IP, LLC	United States
Stuart Weitzman Monaco S.A.R.L.	Monaco
Stuart Weitzman UK Holdings Limited	United Kingdom
Sunburst, S.L.	Spain
SW Luxembourg Holdings	Luxembourg
SW-Italy, LLC	United States
Tapestry (Cambodia) Company Limited	Cambodia
Tapestry International US Holdings LLC	United States
Tapestry Japan, LLC	Japan
Tapestry Myanmar Limited	Myanmar
Tapestry Ventures International LLC	United States
WCFL Holdings LLC	United States
Westcoast Contempo Fashions Limited	Canada
Stuart Weitzman IP, LLC	United States
Stuart Weitzman Monaco S.A.R.L.	Monaco
Stuart Weitzman UK Holdings Limited	United Kingdom
Sunburst, S.L.	Spain
SW Luxembourg Holdings	Luxembourg
SW-Italy, LLC	United States

Tapestry (Cambodia) Company Limited	Cambodia
Tapestry International US Holdings LLC	United States
Tapestry Myanmar Limited	Myanmar
WCFL Holdings LLC	United States
Westcoast Contempo Fashions Limited	Canada